SCHEDULE 14C INFORMATION

(Rule 14c-101)

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

(Amendment No. 1)

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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

MAJIC Wheels Corp.

 (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement,

 if other than the Registrant)

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Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Title of each class of securities to which transaction applies:

(2)

Aggregate number of securities to which transaction applies:

(3)

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————————————————————————————

INFORMATION STATEMENT

TO STOCKHOLDERS

OF

MAJIC Wheels Corp.

7908 Interstate Court
North Ft Myers, Fl 33917

239-567-4700

————————————————————————————

THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU BY

THE BOARD OF DIRECTORS OF THE COMPANY.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED

NOT TO SEND US A PROXY.

This Information Statement is furnished to holders of shares of common stock, $0.0001 par value (the “Common Stock”), of MAJIC Wheels Corp. (the “Company”) to notify such stockholders that on or about July 28, 2010, the Company received written consents in lieu of a meeting of stockholders from holders of a majority of the shares of Common Stock representing in excess of 50.1 % of the total issued and outstanding shares of voting stock of the Company (the “Majority Stockholders”):

•

Approving the Certificate of Amendment to the Certificate of Incorporation of the Company, pursuant to which the Company will change increase the authorized capital of the Company to a total of 5,010,000,000 consisting of 5,000,000,0000 shares of common stock and 10,000,000 shares of preferred stock (the “Share Increase”); and

•

Approving the change of name, and the filing with the Certificate of Amendment, for the increase of common stock, to amend the name of the Continental Waste Management, Inc.

•

Approving the acquisition of Marks Dumpsters Inc. in exchange for the issuance of 500,000,000 shares of common stock of the Company.

This Information Statement describing the approval of the Share Increase and amendment of the name of the Corporation to Continental Waste Management, Inc. and acquisition of Marks Dumpsters Inc. (the “Stockholder Matters”) is first being mailed or furnished to the Company’s stockholders on or about March 15, 2011, and such matters shall not become effective until at least 20 days thereafter. Expenses in connection with the distribution of this Information Statement will be paid by the Company and are anticipated to be less than $10,000.

The Board of Directors knows of no other matters other than those described in this Information Statement which have been recently approved or considered by the holders of a majority of the shares of the Company’s voting stock.

OUTSTANDING VOTING SECURITIES

As of February 15, 2011 (the “Record Date”), out of the 150,000,000 shares of Common Stock, par value of $0.0001 per share, authorized there were 150,000,000 shares of Common Stock issued and outstanding.

Only holders of record of the Common Stock at the close of business on the Record Date were entitled to participate in the written consent of the Company’s stockholders. Each share of Common Stock was entitled to one (1) vote.

The Company’s Board of Directors approved this action as of July 28, 2010, and recommended that the Articles of Incorporation be amended in order to effectuate the Share Increase.

The proposed Amendment to the Certificate of Incorporation to amend the name and to increase the authorized capital of the Company to a total of 5,010,000,000 shares of stock, consisting of 5,000,000,000 shares of commons stock and 10,000,000 shares of preferred stock, will be filed with the Delaware Secretary of State on or about March 15, 2011. If the proposed Amendment were not adopted by written majority shareholder consent, it would have been necessary for this action to be considered by the Company’s shareholders at a special shareholder’s meeting convened for the specific purpose of approving the Amendment.

The Board of Directors of the Company has determined that all Shareholders ARE NOT REQUIRED to return their certificates to have them re-issued by the Transfer Agent.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of February 15, 2011, the name and the number of shares of the Company’s Common Stock, par value $0.0001 per share, held of record or beneficially by each person who held of record, or was known by the Company to own beneficially, more than 5% of the 150,000,000 issued and outstanding shares of the Company’s Common Stock, and the name and shareholdings of each director and of all officers and directors as a group.

Title of	Name of	Amount and Nature	Percentage
Class	Beneficial Owner	of Beneficial Ownership (1)	of Class

OFFICERS, DIRECTORS AND FIVE PERCENT SHAREHOLDERS
Common	Baja 4 X 4 Offroad &
	Fabrications, Inc. (1)	76,000,000	50.6%
7908 Interstate Court
North Ft Myers, Fl 33917
Common	Denise S. Houghtaling	- 0 -
c/o the Company
Common	Mark Houghtaling	- 0 -
c/o the Company

All officers and Directors as a Group
(2) Persons		- 0 -

———————

(1)

Denise S. Houghtaling and Mark Houghtaling are the control person, of BAJA 4 X 4 OFFROAD & FABRICATIONS, INC. The shares owned by BAJA 4 X 4 OFFROAD & FABRICATIONS, INC. total 76,000,000 and, the control percentage is 50.6%, if voted as a block.

Information Regarding Present Directors and Executive Officers

Effective as of February 15, 2011, the following individuals were elected to the Board of Directors of the Company:

Name	Age	Position	Director/Officer Since
Denise S. Houghtaling	41	President and Director	7-23-10
Mark Houghtaling	33	Vice-President, Secretary and Director	7-23-10

Denise Houghtaling – President and Director

Denise and her family have been in the construction, development and waste management business for over forty years.

Denise is responsible for all general operations and is responsible for identifying potential acquisitions that can roll up in the existing operating company. She is responsible for all day to day operations, market research, internet marketing, business plan developments including the changes that is occurring in the waste industry, both locally and nationally. Denise has been involved throughout the local and regional community donating time and service to charitable organizations and government assistance programs. Previously Denise was Vice President to a regional trucking and site work business along with being a Vice President to a major local residential builder. Denise holds a State of Florida Real Estate Broker's license.

Mark Houghtaling – Vice President and Director

Mark has over twenty years experience in the construction and manufacturing business. Mark is responsible for product development, vehicle maintenance and repairs, future expansion of fuel efficient vehicles and GPS logistics of inventory. Mark brings his manufacturing and fabrication background and intertwines it with real life workings of a waste company to ensure that vehicles are working at their highest potential and that preventative maintenance is performed for limited vehicle repair surprises. Previously Mark was President of a regional Excavation company. Mark also was the President of a Heavy Truck and Tractor Repair Facility.

EXECUTIVE COMPENSATION

Cash Compensation

Since our incorporation on March 15, 2007, we have not paid any compensation to our Directors or officers in consideration for their services rendered to our Company in their capacity as such. We have no employment agreements with any of our Directors or executive officers. We have no pension, health, annuity, bonus, insurance, stock options, profit sharing or similar benefit plans.

Since our incorporation on March 15, 2007, no stock options or stock appreciation rights were granted to any of our Directors or executive officers. We have no long-term equity incentive plans.

Outstanding Equity Awards

None of our Directors or executive officers holds unexercised options, stock that has not vested, or equity incentive plan awards.

Compensation of Directors

Since our incorporation on March 15, 2007, no compensation has been paid to any of our Directors in consideration for their services rendered in their capacity as directors.

Bonuses and Deferred Compensation

None.

Compensation Pursuant to Plans.

None.

Pension Table

None.

Other Compensation

None.

Compensation of Directors.

None.

Termination of Employment and Change of Control Arrangement

There are no compensatory plans or arrangements, including payments to be received from the Company, with respect to any person named in Cash Compensation set out above which in any way result in payments to any such person because of his resignation, retirement, or other termination of such person’s employment with the Company or its subsidiaries, or any change in control of the Company, or change in the person’s responsibilities following a changing in control of the Company.

DESCRIPTION OF THE STOCKHOLDER MATTERS

Approval of the Certificate of Amendment to the Company’s Certificate of Incorporation and related actions.

The Board of Directors (the “Board”) by unanimous written consent dated as of July 28, 2010, and certain stockholders (the “Majority Stockholders”), owning a majority of issued and outstanding capital stock of the Company entitled to vote, by written consent dated as of July 28, 2010, approved and adopted resolutions to amend the Company’s Certificate of Incorporation. The Certificate of Amendment to the Company’s Certificate of Incorporation, to be filed on or before August 20, 2010 with the Secretary of State of the State of Delaware will contain an increase the authorized capital of the Company to a total of 5,010,000,000 shares of stock, consisting of 5,000,000,000 shares of commons stock and 10,000,000 shares of preferred stock, amend the name of the Corporation to Continental Waste Management, Inc. or such similar name if that one is not available, and will not be effective earlier than 20 days after the mailing of this Information Statement.

Purpose of Proposed Share Increase.

The Board of Directors has determined that the increase of the authorized capital of the Company to a total of 5,010,000,000 shares of stock, consisting of 5,000,000,000 shares of commons stock and 10,000,000 shares of preferred stock will be in the best interests of the shareholders. This action was being taken due to the agreement to acquire Marks Dumpsters, Inc. for a total of 500,000,000 shares of common stock. This transaction is discussed in more detail below. The Board of Directors believes that the increase in the authorized number of shares of common stock will be beneficial to the Company in that it will allow for the acquisition of an operating businesses.

Purpose of Proposed Name Change

The Board of Directors has determined that it is in the best interest of the Corporation to amend its name to Continental Waste Management, Inc. The Corporation will acquire Marks Dumpsters Inc., and may seek further acquisitions. As a result, the change of name to Continental Waste Management, Inc. would make a better description of the business model of the Corporation.

Procedure for the Approval of the Certificate of Amendment to the Company’s Certificate of Incorporation.

The elimination of the need for a special meeting of the shareholders to approve the Amendment occurred when a majority of shares entitled to vote approved the Share Increase on July 28, 2010. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority shareholders of the Company.

Required Approvals Obtained.

The Board, by its unanimous written consent (the “Board Consent”), adopted resolutions approving the Certificate of Amendment to the Company’s Certificate of Incorporation to increase the authorized capital of the Company to total of 5,010,000,000 shares of stock, consisting of 5,000,000,000 shares of commons stock and 10,000,000 shares of preferred stock. On the Record Date, the only issued and outstanding shares of the Company’s capital stock entitled to vote on the proposed amendment were 150,000,000 shares of the Company’s common stock, par value $.0001 per share (the “Common Stock”), of which the Majority Stockholders held in excess of 50.1% of the total stock entitled to vote on the proposed amendment. On July 28, 2010, the Majority Stockholders, by written consent in lieu of a meeting, approved the Certificate of Amendment to the Company’s Certificate of Incorporation, a copy of which is attached to this Information Statement as Exhibit A. No further consents, votes or proxies are or were necessary to effect the approval of Certificate of Amendment to the Company’s Certificate of Incorporation.

Transaction with Marks Dumpsters, Inc.

On July 28, 2010, MAJIC Wheels Corp. entered into a Letter of Intent (the “Agreement”), dated July 27, 2010, with Marks Dumpsters, Inc., a Florida Corporation. Pursuant to the terms of the Agreement the Registrant shall acquire 100% of the issued and outstanding shares of Marks Dumpsters Inc., totaling 100 shares, for the issuance of 500,000,000 shares of the Registrant.

Mark's Dumpster Services, Inc. is a roll off dumpster and junk removal company in South Florida. Excellent customer service along with state of the art scheduling programs have allowed Mark's Dumpsters to rise to the top of their industry. Customers calling Mark's Dumpsters as they feel like they are calling a mom and pop company but yet get the corporate service they require. Mark's Dumpsters has captured the internet market along with proven themselves in the area for a continued support of customers and relationships with vendors and such.

Mark's Dumpsters has 10, 15, 20, 30 and 40 yard containers. Full size Roll off trucks along with smaller roll off trailers to maximize the junk removal business. They have a full service foreclosure cleanup division which is catering to the banks and property preservation companies.

The Transaction will be closed on the effective date of the Shareholder Actions.

Approving Vote of the Board of Directors and Consenting Stockholders.

The Company's Board of Directors has determined that the Shareholder Actions are in the best interests of the Company. The Company has received the approving consent of the holders of a majority of the shares of Common Stock entitled to vote on the Reverse Split. Accordingly, no additional vote of the Company's stockholders is required to approve the Reverse Split.

Fairness of the Process.

The Board of Directors did not obtain a report, opinion, or appraisal from an appraiser or financial advisor with respect to the Reverse Split and no representative or advisor was retained on behalf of the unaffiliated stockholders to review or negotiate the transaction. The Board of Directors concluded that the expense of these procedures was not reasonable in relation to the size of the transaction contemplated and concluded that the Board of Directors could adequately establish the fairness of the Reverse Split without such outside persons.

Effective Date.

The Stockholders Actions are anticipated to be effective on or about August 30, 2010.

Stock Certificates.

Mandatory surrender of certificates is not required by shareholders. New certificates will not be mailed to shareholders; however, new certificates will be issued during the ordinary course of business.

Dissenters’ Rights of Appraisal.

Under Delaware Law, our dissenting shareholders, if any, are not entitled to appraisal rights with respect to our amendment, and we will not independently provide our shareholders with any such right.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, NE Washington, D.C, 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, NE Washington, D.C 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The following documents as filed with the Commission by the Company are incorporated herein by reference:

(1)

Quarterly Report on Form 10-Q, filed on July 23, 2010;

(2)

Quarterly Report on Form 10-Q, filed May 17, 2010; and

(3)

Annual Report on Form 10-K, filed on March 3, 2010

We will provide without charge, to each person to whom a proxy statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the information that has been incorporated by reference in this proxy statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the proxy statement incorporates). Such requests should be directed to the Address and phone number indicated below. This includes information contained in documents filed subsequent to the date on which definitive copies of the proxy statement are sent or given to security holders, up to the date of responding to the request.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT, PLEASE CONTACT:

By order of the Board of Directors of

MAJIC Wheels Corp.

7908 Interstate Court
North Ft Myers, Fl 33917

239-567-4700

February 15, 2011

By:	/s/ Denise S. Houghtaling
Denise S. Houghtaling
Chief Executive Officer, President

MARK’S DUMPSTER SERVICES, INC.

FINANCIAL STATEMENTS

December 31, 2009 and 2008

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Mark’s Dumpster Services, Inc.

We have audited the accompanying balance sheets of Mark’s Dumpster Services, Inc., (“the Company”) as of December 31, 2009 and 2008, and related statements of operations, shareholders’ deficiency, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provided a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mark’s Dumpster Services, Inc., as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

These financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has operating and liquidity concerns. As of December 31, 2009, the Company has an approximately accumulated deficiency of $565,000. These factors raise substantial doubt about the ability of the Company to continue as a going concern. Management’s plans as to these matters are also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ Jewett, Schwartz, Wolfe & Associates

Hollywood, Florida
February 3, 2011

200 South Park Road, SUITE 150 ● HOLLYWOOD, FLORIDA 33021 ● TELEPHONE (954) 922-5885 ● FAX (954) 922-5957

MEMBER – AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS ● FLORIDA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS

PRIVATE COMPANIES PRACTICE SECTION OF THE AICPA ● REGISTERED WITH THE PUBLIC COMPANY ACCOUNTING OVERSIGHT BOARD OF THE SEC

MARK'S DUMPSTER SERVICES, INC.
BALANCE SHEETS

	December 31,
	2009	2008
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$406	$7,320
Accounts receivable, net	9,440	19,599
Related party receivable	9,426	9,026
Total Current Assets	19,272	35,945

Property and equipment, net	691,199	341,269

Total Assets	$710,471	$377,214

LIABILITIES AND SHAREHOLDERS' DEFICIENCY

CURRENT LIABILITIES:
Bank overdraft	$3,939	$—
Accounts payable and accrued expenses	73,440	22,939
Accrued interest ‐ current	203,429	104,036
Loans payable ‐ current	77,153	80,018
Loans payable ‐ related party	847,417	289,270
Capital leases payable ‐ current	25,470	32,472
Total Current Liabilities	1,230,848	528,735

Loans payable ‐ non‐current	9,934	9,934
Capital leases payable ‐ non‐current	19,147	24,948
Total Liabilities	1,259,929	563,617

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' DEFICIENCY
Common stock, 100 shares authorized at $1 par value;
100 shares issued and outstanding as of December 31, 2009 and 2008.	100	100
Additional paid‐in‐capital	15,529	15,529
Accumulated Deficiency	(565,087)	(202,032)
Total Shareholders' Deficiency	(549,458)	(186,403)

Total Liabilities and Shareholders' Deficiency	$710,471	$377,214

The accompanying notes are an integral part of these financial statements.

MARK'S DUMPSTER SERVICES, INC.

STATEMENTS OF OPERATIONS

FOR YEARS ENDED DECEMBER 31, 2009 AND 2008

	2009	2008
Revenues	$473,708	$447,405
Cost of goods sold	230,163	190,554
Gross Profit	243,545	256,851

Operating Expenses:
Selling and marketing	12,065	1,346
General and administrative	344,828	333,771
Depreciation	98,706	67,794
Gain on sale of equipment	—	(15,571)
Loss on sale of equipment	48,418	—
Total operating expenses	504,017	387,340

Loss from operations	(260,472)	(130,489)

Other Expenses
Interest (expense), net	(102,583)	(59,780)

Total other expenses, net	(102,583)	(59,780)

Loss from operations before provision for income taxes	(363,055)	(190,269)

Provision for income taxes	—	—

Net Loss	$(363,055)	$(190,269)

Loss per share
Basic and diluted	$(3,631)	$(1,903)
Weighted average shares outstanding Basic and diluted	100	100

The accompanying notes are an integral part of these financial statements.

MARK'S DUMPSTER SERVICES, INC.

STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIENCY

FOR YEARS ENDED DECEMBER 31, 2009 AND 2008

			Additional Paid in Capital	Accumulated Deficit	Total Shareholders' Deficiency
	Common Stock
	Shares	Amount
Balance at December 31, 2007	—	$100	$15,529	$(11,763)	$3,866

Net loss	—	—	—	(190,269)	(190,269)

Balance at December 31, 2008	—	100	15,529	(202,032)	(186,403)

Net loss	—	—	—	(363,055)	(363,055)

Balance at December 31, 2009	—	$100	$15,529	$(565,087)	$(549,458)

The accompanying notes are an integral part of these financial statements.

MARK'S DUMPSTER SERVICES, INC.

STATEMENTS OF CASH FLOWS

FOR YEARS ENDED DECEMBER 31,

	2009	2008
Cash flows from continuing operating activities:
Net loss from operations	$(363,055)	$(190,269)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	98,706	67,794
Allowance for doubtful accounts	5,712	8,282
(Gain) loss on disposal of equipment	48,418	(15,571)
Change in assets and liabilities:
Account receivable	4,447	(3,084)
Related party receivable	(400)	112,550
Loans receivable	—	8,533
Accounts payable and accrued expenses	50,502	16,687
Accrued interest	99,392	44,704
Net cash provided from (used by) operating activities	(56,278)	49,626

Cash flows from investing activities:
Acquisition of fixed assets	(522,085)	(44,504)
Proceeds from the sale of equipment	4,500	—
Cash used by investing activities	(517,585)	(44,504)

Cash flows from financing activities:
Bank overdraft	3,939	—
Proceeds from notes payable ‐ related party	584,015	36,818
Proceeds from notes payable	26,892	33,409
Repayments of notes payable ‐ related party	(25,868)	—
Repayments of notes payable	(9,226)	(37,552)
Repayments of capital lease	(12,803)	(30,477)
Cash provided from financing activities	566,949	2,198

(Decrease) increase in cash during the period	(6,914)	7,320

Cash at the beginning of the period	7,320	—

Cash at the end of the period	$406	$7,320

Supplemental disclosure of cash flow information:
Cash paid for interest	$3,293	$4,487
Cash paid/(refunded) for taxes	$—	$—

Supplemental non‐cash disclosure of investing and financing activities:
Repossession of equipment	$103,390	$114,603
Release of capital lease	$—	$102,669

The accompanying notes are an integral part of these financial statements.

MARK’S DUMPSTER SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS

FOR YEARS ENDED DECEMBER 31, 2009 AND 2008

NOTE 1 – BACKGROUND

Overview

Mark’s Dumpster Services, Inc. (the “Company”) is a Florida corporation that was incorporated in 1973. Its primary focus is on growing its operations in the environmental safe junk removal, trash hauling, recycling, commercial and residential construction site development and demolition business. The Company is located in Fort Myers, Florida.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. These estimates and assumptions also affect the reported amounts of revenues, allowance for doubtful accounts, depreciation, costs and expenses during the reporting period. Management evaluates these estimates and assumptions on a regular basis. Actual results could differ from those estimates. Significant estimates include establishing an allowance for doubtful accounts, determining useful lives of assets, depreciation expense calculations, and income tax.

Going Concern

As shown in the accompanying financial statements, the Company’s operating and capital requirements in connection with operations have been and will continue to be significant. The recurring losses from operations raise doubt about the Company’s ability to continue as a going concern. Based on the current plans, the Company anticipates that revenues earned from services provided and renting of Company equipment will be the primary source of funds for operating activities. The Company may rely on bank borrowing, if available, or borrowing from related parties to meet the basic capital and liquidity needs for the next 12 months. The Company’s ability to continue as a going concern is dependent upon the Company’s ability to generate sales from services provided and by obtaining adequate capital to fund losses until the Company becomes profitable. There can be no assurance that management’s plans will be successful. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

MARK’S DUMPSTER SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS

FOR YEARS ENDED DECEMBER 31, 2009 AND 2008

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES CONTINUED

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents included cash in the bank, cash on hand, undeposited funds, and highly liquid investments.

Accounts Receivable

Customers generally pay invoices between the time of order to 30 days after the service has commenced. The Company determines its allowance by considering a number of factors, including the length of time trade accounts receivable are past due, the Company’s previous loss history, the specific supplier’s current ability to pay its obligation to the Company and the condition of the general economy and the industry as a whole. The Company writes off accounts receivable when they become uncollectible, and payments subsequently received on such receivables are recognized as revenue in the period received. At December 31, 2009 and 2008, the allowance for doubtful accounts was $5,711 and $8,282, respectively.

Property and Equipment

Property and equipment, including significant improvements, are recorded at cost. Repairs and maintenance and any gains or losses on dispositions are recognized as incurred. Depreciation is provided for on a straight-line basis to allocate the cost of depreciable assets to operations over their estimated service lives.

Asset Category	Depreciation Period
Office equipment	2 to 3 Years
Furniture & fixtures	5 to 7 Years
Dumpsters	10 Years
Machinery & equipment	5 Years
Trailers	5 Years
Transportation equipment	5 Years
Used vehicles	1 to 5 Years

MARK’S DUMPSTER SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS

FOR YEARS ENDED DECEMBER 31, 2009 AND 2008

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES CONTINUED

Long-Lived Assets

The Company's accounting policy regarding the assessment of the recoverability of the carrying value of long‐lived assets, including property and equipment, is to review the carrying value of the assets, annually, during the fourth quarter, or whenever events or changes in circumstances indicate that they may be impaired. If this review indicates that the carrying value will not be recoverable, as determined based on the projected discounted future cash flows, the carrying value is reduced to its estimated fair value.

Capital Leases

The Company estimates the expected term of a lease by assuming the exercise renewal options where an economic penalty exists that would preclude the abandonment of the lease at the end of the initial non‐cancelable term and the exercise of such renewal is at the sole discretion of the Company. The expected term is used in the determination of whether a lease should be classified as capital or operating. Additionally, the useful life of leasehold improvements is limited by the expected lease term or the economic life of the asset. If significant expenditures are made for leasehold improvements late in the expected term of the lease and renewal is reasonably assumed, the useful life of the leasehold improvement is limited to the end of the renewal period or economic life of the asset, whichever is shorter.

Revenue Recognition

The Company recognizes revenue when it is realized or realizable and earned when all of the following criteria are met: persuasive evidence of an arrangement exists, services have been rendered, the seller's price to the buyer is fixed or determinable, and collectability is reasonably assured. Service revenue is recognized when the service is complete and/or the dumpster has been delivered to the customer. Upon pickup of the dumpster, additional charges such as rental fees, may be billed to the customer. Rental revenues are recognized at the end of the rental term.

Fair Value

The carrying amounts of cash, cash equivalents, accounts receivable, deposits and prepaid items, accounts payable, and accrued liabilities approximate fair value due to the short-term maturities of these assets and liabilities

MARK’S DUMPSTER SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS

FOR YEARS ENDED DECEMBER 31, 2009 AND 2008

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES CONTINUED

Concentration of Credit Risk

The Company’s business is subject to certain risks and concentrations including dependence on relationships with certain landfills, and to a lesser extent, exposure to risks associated with credit card fraud. The Company is dependent on its relationships with certain landfills that it brings debris, however, there are other choices in the area.

Concentrations of credit risk with respect to client accounts receivable are limited because of the number of customers comprising the client base. The Company’s top ten clients comprise approximately 35% of its sales.

Financial instruments, which potentially subject the Company to concentration of credit risk, consist of cash. These accounts are maintained with financial institutions insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000 for interest bearing accounts and to the account balance for non‐interest bearing accounts in accordance with the FDIC’s Transaction Guarantee Program. At December 31, 2009 and December 31, 2008, the balances at various financial institutions relating to cash were $406 and $7,320, respectively.

Marketing Costs

Marketing costs are charged to expense as incurred and principally represent online advertising. Marketing expense for the years ended December 31, 2009 and 2008 totaled $12,065 and $1,346 respectively.

MARK’S DUMPSTER SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS

FOR YEARS ENDED DECEMBER 31, 2009 AND 2008

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES CONTINUED

Income Taxes

The Company accounts for income taxes under the liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

The Company has incurred cumulative net operating losses (“NOLs”) for financial accounting and tax purposes. The effects of the NOLs have given rise to a deferred tax asset which has been offset by a full valuation allowance. A valuation allowance is required to be recorded when it is "more likely than not that some portion or all of the deferred tax assets will not be realized." The Company’s valuation allowance totals 100% of the gross deferred tax asset.

Off-Balance Sheet Arrangements

The Company has not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company’s financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to shareholders.

MARK’S DUMPSTER SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS

FOR YEARS ENDED DECEMBER 31, 2009 AND 2008

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES CONTINUED

Recent Accounting Pronouncements

The Financial Accounting Standards Board (the “FASB”) has codified a single source of U.S. Generally Accepted Accounting Principles (GAAP), the Accounting Standards Codification™. Unless needed to clarify a point to readers, we will refrain from citing specific section references when discussing application of accounting principles or addressing new or pending accounting rule changes. There are no recently issued accounting standards that are expected to have a material effect on our financial condition, results of operations or cash flows.

A variety of proposed or otherwise potential accounting standards are currently under study by standard‐setting organizations and various regulatory agencies. Because of the tentative and preliminary nature of these proposed standards, management has not determined whether implementation of such proposed standards would be material to the Company’s consolidated financial statements.

NOTE 3 – PROPERTY AND EQUIPMENT, NET

Property and equipment consist of the following:

	December 31, 2009	December 31, 2008
Dumpsters	$420,027	$342,027
Machinery & equipment	65,080	1,330
Trailers	38,410	9,765
Transportation equipment	341,336	136,799
	864,853	489,921

Less: Accumulated depreciation	(173,654)	(148,652)
Property and equipment net	$691,199	$341,269

Depreciation expense for the years ended December 31 2009 and 2008 was $98, 706 and $67,794, respectively.

MARK’S DUMPSTER SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS

FOR YEARS ENDED DECEMBER 31, 2009 AND 2008

NOTE 4 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consisted of the following:

	December 31, 2009	December 31, 2008
Accounts payable	$20,075	$16,533
Corporate credit card payable	11,044	1,512
Accrued expenses	28,452	3,324
Others	13,869	1,570
Total	$73,440	$22,939

NOTE 5 – LOANS PAYABLE AND CAPITAL LEASES

The Company borrows from time to time to finance equipment purchases and for operational needs. In 2009, the Company undertook an expansion and accordingly took on additional debt to meet their financing needs. In 2009, the Company increased their loans payable by $610,907, primarily through related party loans with Connied, Inc., as noted in Note 10. No assets have been pledged as collateral as a result of these agreements.

	2009	2008
Loans payables
Notes payable on Mack Financial Services; 35% interest; payable at August 27, 2011	$35,405	$35,405
Notes payable on Suncoast; 9.5% interest; payable on demand	—	29,757
Notes payable on Waste Equipment; 5% interest; payable on demand	24,790	24,790
Notes payable at Lee County Waste Management; 1% interest; payable at January 1, 2010	26,892	—
Total loans payable	87,087	89,952

Less: Current portion notes payable	(77,153)	(80,018)
Total long-term notes payable	$9,934	$9,934

MARK’S DUMPSTER SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS

FOR YEARS ENDED DECEMBER 31, 2009 AND 2008

NOTE 5 – LOANS PAYABLE AND CAPITAL LEASES CONTINUED

Note payable obligations for each of the next five years and in the aggregate are:

2009
For the year ended December 31,
2010	$77,153
2011	9,934
2012	—
2013	—
2014	—
Thereafter	—
Total	$87,087

Capital Leases

The company is the lessee of transportation equipments under capital leases expiring in various years through 2011. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. The assets are depreciated over the lower of their related lease terms or their estimated productive lives. Depreciation of assets under capital leases is included in depreciation expense for 2009 and 2008

Minimum future lease payments under capital leases as of December 31, 2009, for each of the next five years and in the aggregate are:

Amount
For the year ended December 31,
2010	$32,472
2011	15,390
2012	—
2013	—
2014	—
Thereafter	—
Total minimum lease payment	$47,862
Less: Amount representing interest	(3,245)
Present value of net minimum leases payment	$44,617

Interest rates on capitalized leases vary from 5% to 8% and are imputed based on the lower of company's incremental borrowing rate at the inception of each lease or the lessor's implicit rate of return.

MARK’S DUMPSTER SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS

FOR YEARS ENDED DECEMBER 31, 2009 AND 2008

NOTE 6 – INCOME TAXES

The provision (benefit) for income for the years ended December 31, 2009 and 2008 consist of the following:

	December 31, 2009	December 31, 2008
Current:
Federal	$(87,613)	$(44,258)
State	(9,354)	(4,725)

Deferred:	(96,966)	(48,983)
Federal	(34,913)	(20,325)
State	(3,728)	(2,170)
	(38,641)	(22,495)

Increase in valuation allowance	135,607	71,478
Provision for income taxes, net	$—	$—

The difference between income tax expense computed by applying the federal statutory corporate tax rate and actual income tax expense is as follows:

	December 31, 2009	December 31, 2008
Statutory federal income tax rate	(34.0)%	(34.0)%
State income taxes net of federal benefit	(3.6)%	(3.6)%
Tax effect of non‐deductible items	0.3%	0.1%
Increase in valuation allowance	37.3%	37.5%
Effective tax rate	0.0%	0.0%

MARK’S DUMPSTER SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS

FOR YEARS ENDED DECEMBER 31, 2009 AND 2008

NOTE 7 – RELATED PARTY TRANSACTIONS

Between June 20, 2005 and December 31, 2009, the Company borrowed $825,007 from Connied, Inc. (“Connied”). The President of Connied, Inc. is the father of the Company’s President and Director. The notes are payable on demand and bear interest at a rate of 20%.

In July 2009, the Company purchased a truck and dumpsters from Connied, Inc. for $115,500. This note is payable on demand and bears interest at a rate of 20%.

In December 2009, the Company purchased two trailers from Alva Sitework, Inc. (“Alva”) for $8,250. In December 2008, the Company purchased an equipment trailer from Alva for $9,765. In December 2009, the Company borrowed $4,250 from Alva. The President of Alva is the mother of the Company’s President and Director. These notes are payable on demand and bear interest at a rate of 20%.

In December 2009, the Company purchased a tractor from Baja Trucking, Inc. (“Baja”) for $22,500. In April 2009, the Company purchased two trailers and a truck from Baja for $25,590. In March 2009, the Company purchased three trailers from Baja for $16,400. The officers of Baja are also the officers of the Company.

In May 2009, the Company purchased various small equipment from Denise Houghtaling for $31,950. In April 2009, the Company purchased two forklifts and a truck from Ms. Houghtaling for $11,500. Ms. Houghtaling is the Company’s President and Director.

In June 2009, the Company purchased a truck and equipment from Dumpster, Inc. (“Dumpster”) for $177,500. The President of Dumpster is also the President of the Company. These notes are payable on demand and bear interest at a rate of 20%.

	2009	2008
Loans payable – related parties
Notes payable on purchase of Connied, Inc.; 20% interest; payable on demand	$833,652	$279,755
Notes payable on purchase of Alva Sitework, Inc; 20% interest; payable at June 29, 2009	13,765	9,515
Total loans payable – related parties	$847,417	$289,270

MARK’S DUMPSTER SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS

FOR YEARS ENDED DECEMBER 31, 2009 AND 2008

NOTE 8 – COMMITMENTS AND CONTIGENCIES

Lease Commitments

The Company has a month-to-month arrangement to lease office and yard space. The rent expense for the years ended December 31, 2009 and 2008 was $10,854 and $8,212, respectively.

Benefit Plan

The Company uses a professional employer organization for administering payroll and employee benefits programs. The Company does not participate in a 401 (k) Plan.

Asserted Claims

The Company is involved from time to time in various legal claims and actions arising in the ordinary course of business. While from time to time claims are asserted that may make demands for sums of money, the Company does not believe that the resolution of any of these matters, either individually or in the aggregate, will materially affect its financial position, cash flows or the results of its operations.

The company is a defendant in a lawsuit filed by National City Commercial Capital for a Broward County breach of contract regarding a lease agreement for solid waste containers. The suit asks for damages totaling $42,030. Outside counsel for the company has advised that at this stage in the proceedings he cannot offer an opinion as to the probable outcome. The company believes the suit is without merit and is vigorously defending its position.

The company is a defendant in a lawsuit filed by Wastequip Manufacturing Company for alleged breach of contract. The suit asks for damages totaling $45,089. Outside counsel for the company has advised that a favorable outcome is unlikely. Accordingly, a provision for loss of $45,089 has been charged to operations in the accompanying financial statements for 2009.

The company is a defendant on several lawsuit filed by two of its vendors for alleged breach of contract. The suit asks for damages totaling $26,000. Outside counsel for the company has advised that a favorable outcome is unlikely. Accordingly, a provision for loss of $23,000 for the remaining balance not previously accrued has been charged to operations in the accompanying financial statements for 2009.

MARK’S DUMPSTER SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS

FOR YEARS ENDED DECEMBER 31, 2009 AND 2008

NOTE 8 – COMMITMENTS AND CONTIGENCIES CONTINUED

Regulatory Matters

The Company believes it is in material compliance with all federal regulatory requirements.

NOTE 9 – SUBSEQUENT EVENTS

The following litigations occurred subsequent to December 31, 2009,

On December 1, 2010, Casco Rental and Mark’s Dumpster Services, Inc. settled a case involving a machinery rental. The settlement judgment of $15,000 requires Mark’s Dumpster Services, Inc. to make monthly payments of $200 per month at a 5% interest rate until paid in full. In the event that the agreement is breached, the Company will be required to pay $29,974 less any payments that were made subsequent to December 1, 2010. As of December 31, 2009 the company recorded an additional $8,000 for this settlement.

By March 14, 2011, Mack’s Financial Services and Mark’s Dumpster Services, Inc. will have reached a summary judgment regarding a Mack truck that was repossessed. The total amount of this judgment will be $28,110.

Management has evaluated all activities of the Company through the issuance date of the Company’s financial statements and concluded that no other subsequent events have occurred that would require adjustments or disclosures in the financial statements.

PRO FORMA UNAUDITED CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Balance Sheet as of December 31, 2009

The following pro forma unaudited consolidated financial information gives effect to the sale of assets and the share exchange.  This pro forma balance sheet assumes the transactions occurred as of December 31, 2009.  The pro forma unaudited consolidated financial information is presented for illustrative purposes only. It is not necessarily indicative of the operating results or financial position that would have occurred if the asset sale and share exchange had been consummated at the beginning of the period indicated, nor is such information indicative of the future operating results or financial position of Mark's Dumpster Services after the asset sale and share exchange.

	Majic Wheels	Sale of Majic Wheels	Book Value of Majic Wheels prior to share exchange	Book Value of Mark's Dumpster Services	Effect of exchange of shares	Post Share Exchange
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$719	$(719)	$—	$406		$406
Accounts receivable, net	—	—	—	9,440		9,440
Related party receivable	—	—	—	9,426		9,426
Total Current Assets	719	(719)	—	19,272	—	19,272

Patent rights, net	5,054	(5,054)	—	—		—
Marketing rights, net	29,000	(29,000)	—	—		—
Property and equipment, net	—	—	—	691,199		691,199
Total Assets	$34,773	$(34,773)	$—	$710,471	$—	$710,471

LIABILITIES AND SHAREHOLDERS' DEFICIENCY

CURRENT LIABILITIES
Bank overdraft	$—	$—	$—	$3,939		3,939
Accounts payable and accrued expenses	12,778	(12,778)	—	73,440		73,440
Accrued interest - current	—	—	—	203,429		203,429
Loans payable - current	—	—	—	77,153		77,153
Loans payable - related party	97,695	—	97,695	847,417		945,112
Capital leases payable - current	—	—	—	25,470		25,470
Total Current Liabilities	110,473	(12,778)	97,695	1,230,848	—	1,328,543

Loans payable - non-current	—	—	—	9,934		9,934
Capital leases payable - non-current	—	—	—	19,147		19,147
Total Liabilities	110,473	(12,778)	97,695	1,259,929	—	1,357,624

Shareholders' Deficiency
Common stock, $0.0001 par value, 150,000,000 shares authorized, 100,000,000 shares issued and outstanding	10,000	5,000	15,000			15,000

Common Stock, 100 shares authorized at $1 par value; 100 shares issued and outstanding				100	(100)	—

Additional paid-in capital	110,281	(222,976)	(112,695)	15,529	100	(97,066)
Accumulated deficit	(195,981)	195,981	—	(565,087)		(565,087)
Total Shareholders' Deficiency	(75,700)	(21,995)	(97,695)	(549,458)	—	(647,153)

Total Liabilities & Shareholders' Deficiency	$34,773	$(34,773)	$—	$710,471	$—	$710,471

PF-1

PRO FORMA UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the twelve months ended December 31, 2009

The following pro forma unaudited consolidated financial information gives effect to the sale of assets and the share exchange and assumes the transactions occurred as of January 1, 2008. The pro forma unaudited consolidated financial information is presented for illustrative purposes only. It is not necessarily indicative of the operating results or financial position that would have occurred if the asset sale and share exchange had been consummated at the beginning of the period indicated, nor is such information indicative of the future operating results or financial position of Online Vacation Center after the asset sale and share exchange.

	Majic Wheels	Sale of Majic Wheels	Book Value of Majic Wheels prior to share exchange	Mark's Dumpster Services	Effect of exchange of shares	Post Share Exchange
NET SALES	$—	$—	$—	$473,708

Cost of goods sold	—	—	—	230,163

GROSS PROFIT	—	—	—	243,545		243,545

NET REVENUES	—	—	—			—

OPERATING EXPENSES:
Sales and marketing	—	—	—	12,065		12,065
General and administrative	38,694	(38,694)	—	344,828		344,828
Depreciation and amortization	12,801	(12,801)	—	98,706		98,706
Loss on sale of equipment	—	—	—	48,418		48,418

LOSS FROM OPERATIONS	(51,495)	51,495	—	(260,472)		(260,472)

Other expenses:
Interest (expense), net	—	—	—	(102,583)		(102,583)

Total other expenses, net	—	—	—	(102,583)	—	(102,583)

Loss from operations before provision for income taxes	(51,495)	51,495	—	(363,055)	—	(363,055)

Provision for income taxes	—	—	—	—	—	—

NET LOSS	$(51,495)	$51,495	$—	$(363,055)	$—	$(363,055)

LOSS PER SHARE - Basic	$(0.001)	$0.001	$—	$(3,630.55)		$(0.002)

Weighted average shares outstanding - basic	100,000,000	50,000,000	150,000,000	100	(100)	150,000,000

LOSS PER SHARE - Fully Diluted	$(0.001)	$0.001	$—	$(3,630.55)		$(0.002)

Weighted average shares outstanding - fully diluted	100,000,000	50,000,000	150,000,000	100	(100)	150,000,000

PF-2

PRO FORMA UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the twelve months ended December 31, 2008

The following pro forma unaudited consolidated financial information gives effect to the sale of assets and the share exchange and assumes the transactions occurred as of January 1, 2008. The pro forma unaudited consolidated financial information is presented for illustrative purposes only. It is not necessarily indicative of the operating results or financial position that would have occurred if the asset sale and share exchange had been consummated at the beginning of the period indicated, nor is such information indicative of the future operating results or financial position of Online Vacation Center after the asset sale and share exchange.

	Majic Wheels	Sale of Majic Wheels	Book Value of Majic Wheels prior to share exchange	Mark's Dumpster Services	Effect of exchange of shares	Post Share Exchange
NET SALES	$—	$—	$—	$447,405

Cost of goods sold	—	—	—	190,554

GROSS PROFIT	—	—	—	256,851		256,851

NET REVENUES	—	—	—			—

OPERATING EXPENSES:
Sales and marketing	—	—	—	1,346		1,346
General and administrative	113,133	(113,133)	—	333,771		333,771
Depreciation and amortization	12,754	(12,754)	—	67,794		67,794
Gain from sale of assets	—	—	—	(15,571)		(15,571)

LOSS FROM OPERATIONS	(125,887)	125,887	—	(130,489)		(130,489)

Other expenses:
Interest expense, net	—	—	—	(59,780)		(59,780)

Total other expenses, net	—	—	—	(59,780)	—	(59,780)

Loss from operations before provision for income taxes	(125,887)	125,887	—	(190,269)	—	(190,269)

Provision for income taxes	—	—	—	—	—	—

NET LOSS	$(125,887)	$125,887	$—	$(190,269)	$—	$(190,269)

LOSS PER SHARE - Basic	$(0.003)	$0.003	$—	$(1,902.69)		$(0.002)

Weighted average shares outstanding - basic	47,530,738	50,000,000	97,530,738	100	(100)	97,530,738

LOSS PER SHARE - Fully Diluted	$(0.003)	$0.003	$—	$(1,902.69)		$(0.002)

Weighted average shares outstanding - fully diluted	47,530,738	50,000,000	97,530,738	100	(100)	97,530,738

PF-3